                                                                     EXHIBIT (C)

                                                            FINAL EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                             SILICON GRAPHICS, INC.

                           C ACQUISITION CORPORATION

                                      AND

                              CRAY RESEARCH, INC.

                         DATED AS OF FEBRUARY 25, 1996

                               TABLE OF CONTENTS

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                                                                                                      PAGE
                                                                                                      -----

                                                  ARTICLE I
                                                  THE OFFER

SECTION 1.01.        The Offer...................................................................           1
SECTION 1.02.        Company Action..............................................................           2
SECTION 1.03.        Directors...................................................................           3

                                                  ARTICLE II
                                                  THE MERGER

SECTION 2.01.        The Merger..................................................................           3
SECTION 2.02.        Effective Time..............................................................           4
SECTION 2.03.        Effect of the Merger........................................................           4
SECTION 2.04.        Certificate of Incorporation; By-Laws.......................................           4
SECTION 2.05.        Directors and Officers......................................................           4
SECTION 2.06.        Effect on Capital Stock.....................................................           4
SECTION 2.07.        Exchange of Certificates....................................................           5
SECTION 2.08.        Stock Transfer Books........................................................           7
SECTION 2.09.        Dissenting Shares...........................................................           7
SECTION 2.10.        No Further Ownership Rights in Company Common Stock.........................           7
SECTION 2.11.        Lost, Stolen or Destroyed Certificates......................................           7
SECTION 2.12.        Taking of Necessary Action; Further Action..................................           7

                                                 ARTICLE III
                                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 3.01.        Organization and Qualification; Subsidiaries................................           8
SECTION 3.02.        Certificate of Incorporation and By-Laws....................................           8
SECTION 3.03.        Capitalization..............................................................           8
SECTION 3.04.        Authority Relative to this Agreement........................................           9
SECTION 3.05.        No Conflict; Required Filings and Consents..................................          10
SECTION 3.06.        Compliance; Permits.........................................................          10
SECTION 3.07.        SEC Filings; Financial Statements...........................................          11
SECTION 3.08.        Absence of Certain Changes or Events........................................          12
SECTION 3.09.        No Undisclosed Liabilities..................................................          12
SECTION 3.10.        Absence of Litigation.......................................................          12
SECTION 3.11.        Employee Benefit Plans; Employment Agreements...............................          12
SECTION 3.12.        Labor Matters...............................................................          14
SECTION 3.13.        Registration Statement; Proxy Statement.....................................          14
SECTION 3.14.        Restrictions on Business Activities.........................................          14
SECTION 3.15.        Title to Property...........................................................          15
SECTION 3.16.        Taxes.......................................................................          15
SECTION 3.17.        Environmental Matters.......................................................          16
SECTION 3.18.        Brokers.....................................................................          17
SECTION 3.19.        Intellectual Property.......................................................          17
SECTION 3.20.        Vote Required...............................................................          18

                                       ii
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SECTION 3.21.        Opinion of Financial Advisor................................................          18
SECTION 3.22.        Full Disclosure.............................................................          18

                                                  ARTICLE IV
                           REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

SECTION 4.01.        Organization and Qualification..............................................          18
SECTION 4.02.        Authority Relative to This Agreement........................................          18
SECTION 4.03.        No Conflict; Required Filings and Consents..................................          19
SECTION 4.04.        Certificate of Incorporation and By-Laws....................................          19
SECTION 4.05.        Capitalization..............................................................          19
SECTION 4.06.        Compliance; Permits.........................................................          20
SECTION 4.07.        SEC Filings; Financial Statements...........................................          20
SECTION 4.08.        Absence of Certain Changes or Events........................................          21
SECTION 4.09.        Restrictions on Business Activities.........................................          21
SECTION 4.10.        Title to Property...........................................................          21
SECTION 4.11.        No Undisclosed Liabilities..................................................          21
SECTION 4.12.        Absence of Litigation.......................................................          21
SECTION 4.13.        Registration Statement; Proxy Statement/Prospectus..........................          21
SECTION 4.14.        Brokers.....................................................................          22
SECTION 4.15.        No Stockholder Vote.........................................................          22
SECTION 4.16.        Financing...................................................................          22
SECTION 4.17.        Full Disclosure.............................................................          22

                                                  ARTICLE V
                                    CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 5.01.        Conduct of Business by the Company Pending the Merger.......................          22
SECTION 5.02.        No Solicitation.............................................................          24
SECTION 5.03.        Conduct of Business by Parent Pending the Merger............................          25

                                                  ARTICLE VI
                                            ADDITIONAL AGREEMENTS

SECTION 6.01.        Proxy Statement/Prospectus; Registration Statement..........................          25
SECTION 6.02.        Stockholders' Meeting.......................................................          26
SECTION 6.03.        Access to Information; Confidentiality......................................          26
SECTION 6.04.        Consents; Approvals.........................................................          26
SECTION 6.05.        Stock Options...............................................................          26
SECTION 6.06.        Company Stock Purchase Plan.................................................          27
SECTION 6.07.        Employment Matters..........................................................          27
SECTION 6.08.        Agreements of Affiliates....................................................          27
SECTION 6.09.        Indemnification.............................................................          27
SECTION 6.10.        Notification of Certain Matters.............................................          28
SECTION 6.11.        Further Action..............................................................          28
SECTION 6.12.        Public Announcements........................................................          28
SECTION 6.13.        Listing of Parent Common Shares.............................................          28

                                                 ARTICLE VII
                                           CONDITIONS TO THE MERGER

SECTION 7.01.        Conditions to Obligation of Each Party to Effect the Merger.................          29
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                                      iii
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SECTION 7.02.        Additional Conditions to Obligations of Parent and Merger Sub...............          29
SECTION 7.03.        Additional Conditions to Obligation of the Company..........................          30

                                                 ARTICLE VIII
                                                 TERMINATION

SECTION 8.01.        Termination.................................................................          30
SECTION 8.02.        Effect of Termination.......................................................          31
SECTION 8.03.        Fees and Expenses...........................................................          31

                                                  ARTICLE IX
                                              GENERAL PROVISIONS

SECTION 9.01.        Effectiveness of Representations, Warranties and Agreements.................          32
SECTION 9.02.        Notices.....................................................................          32
SECTION 9.03.        Certain Definitions.........................................................          33
SECTION 9.04.        Amendment...................................................................          34
SECTION 9.05.        Waiver......................................................................          34
SECTION 9.06.        Headings....................................................................          34
SECTION 9.07.        Severability................................................................          34
SECTION 9.08.        Entire Agreement............................................................          34
SECTION 9.09.        Assignment, Merger Sub......................................................          34
SECTION 9.10.        Parties in Interest.........................................................          34
SECTION 9.11.        Failure or Indulgence Not Waiver; Remedies Cumulative.......................          35
SECTION 9.12.        GOVERNING LAW...............................................................          35
SECTION 9.13.        Counterparts................................................................          35
SECTION 9.14.        WAIVER OF JURY TRIAL........................................................          35

Annexes:

Annex A:  Conditions to the Offer

Annex B:  Certain Employee Matters

Annex C:  Form of Affiliate Agreement

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER, dated as of February 25, 1996 (this "AGREEMENT"), among SILICON GRAPHICS, INC., a Delaware corporation ("PARENT"), C ACQUISITION CORPORATION, a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and CRAY RESEARCH, INC., a Delaware corporation (the "COMPANY"),

                              W I T N E S S E T H:

    WHEREAS, the boards of directors of Parent, Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective stockholders for Parent to enter into a business combination with the Company upon the terms and subject to the conditions set forth herein;

    WHEREAS, in furtherance of such combination, it is proposed that Merger Sub shall make a cash tender offer (the "OFFER") to acquire 19,218,735 of the issued and outstanding shares of common stock, par value $1.00 per share, of the Company ("COMPANY COMMON STOCK") and the associated Common Share Purchase Rights (the "RIGHTS") (shares of Company Common Stock together with the associated Rights being hereinafter collectively referred to as "SHARES") for $30.00 per Share (such amount, or any greater amount per Share paid pursuant to the Offer, being hereinafter referred to as the "PER SHARE AMOUNT") net to the seller in cash, upon the terms and subject to the conditions of this Agreement and the Offer;

    WHEREAS, the board of directors of the Company (the "BOARD") has approved the making of the Offer and resolved and agreed to recommend that holders of Shares tender their Shares pursuant to the Offer;

    WHEREAS, also in furtherance of such combination, the boards of directors of Parent, Merger Sub and the Company have each approved the merger (the "MERGER") of Merger Sub with and into the Company in accordance with the applicable provisions of the Delaware General Corporation Law ("DELAWARE LAW"), and upon the terms and subject to the conditions set forth herein;

    WHEREAS, pursuant to the Merger, each outstanding Share shall be converted into the right to receive the Merger Consideration (as defined in Section 2.07(b)), consisting of shares of common stock, par value $0.001 per share, of Parent ("PARENT COMMON STOCK") and, if applicable, cash upon the terms and subject to the conditions set forth herein;

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I
                                   THE OFFER

    SECTION 1.01. THE OFFER. (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.01 and none of the events set forth in ANNEX A shall have occurred or be existing, Merger Sub shall commence the Offer as promptly as reasonably practicable after the date hereof, but in no event later than five business days after the initial public announcement of Merger Sub's intention to commence the Offer. The obligation of Merger Sub to accept for payment and pay for Shares tendered pursuant to the Offer shall only be subject to (i) the condition (the "MINIMUM CONDITION") that at least the number of Shares that when added to the Shares already owned by Parent shall constitute a majority of the then outstanding Shares on a fully diluted basis shall have been validly tendered and not withdrawn prior to the expiration of the Offer and (ii) the satisfaction or waiver of the other conditions set forth in ANNEX A. Merger Sub expressly reserves the right to waive any such condition (other than the Minimum Condition), to increase the price per Share payable in the Offer and to make any other changes in the terms and conditions of the Offer; PROVIDED, HOWEVER, that unless Parent and Merger Sub shall have obtained the prior written approval of the Company, no change may be made in the Offer which (i) decreases the price per Share payable in the Offer, (ii) changes the form of consideration to be paid in the Offer, (iii) reduces the maximum number of

Shares to be purchased in the Offer, (iv) changes or waives the Minimum Condition, or (v) modifies the conditions to the Offer set forth in ANNEX A or imposes conditions to the Offer in addition to those set forth in ANNEX A. The Per Share Amount shall, subject to applicable withholding of taxes, be net to the seller in cash, upon the terms and subject to the conditions of the Offer. Subject to the terms and conditions of the Offer (including, without limitation, the Minimum Condition), Merger Sub shall, and Parent shall cause Merger Sub to, accept for payment and pay for, as promptly as practicable after expiration of the Offer, all Shares validly tendered and not withdrawn; PROVIDED, HOWEVER, that notwithstanding the foregoing Parent may, in its sole discretion, extend the expiration date of the Offer for up to 15 business days, and agrees on a one-time basis if all other conditions to the Offer have been met, to extend the expiration date for the Offer for 10 business days if on the relevant date of expiration at least 45% of the then outstanding Shares (calculated on a fully diluted basis) have been tendered and not withdrawn from the Offer.

    (b) As soon as practicable on the date of commencement of the Offer, Merger Sub shall file with the Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule 14D-1 (together with all amendments and supplements thereto, the "SCHEDULE 14D-1") with respect to the Offer. The Schedule 14D-1 shall contain or shall incorporate by reference an offer to purchase (the "OFFER TO PURCHASE") and forms of the related letter of transmittal and any related summary advertisement (the Schedule 14D-1, the Offer to Purchase and such other documents, together with all supplements and amendments thereto, being referred to herein collectively as the "OFFER DOCUMENTS"). The Offer Documents will comply in all material respects with the provisions of applicable federal securities laws. Parent, Merger Sub and the Company agree to correct promptly any information provided by any of them for use in the Offer Documents which shall have become false or misleading, and Parent and Merger Sub further agree to take all steps necessary to cause the Schedule 14D-1 as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Parent and Merger Sub shall give the Company and its counsel the opportunity to review and comment upon the Offer Documents prior to their being filed with, or sent to, the SEC.

    SECTION 1.02. COMPANY ACTION. (a) The Company hereby approves of and consents to the Offer and represents that the Board, at a meeting duly called and held on February 25, 1996, has (i) unanimously approved and adopted this Agreement and the transactions contemplated hereby, including the Offer and the Merger (the "TRANSACTIONS"), and (ii) unanimously recommended that the stockholders of the Company accept the Offer and approve and adopt this Agreement and the Transactions. The Company hereby consents to the inclusion in the Offer Documents of the recommendation of the Board described in the immediately preceding sentence, subject to the second sentence of Section 5.02(a).

    (b) As soon as practicable on the date of commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on
Schedule 14D-9 (together with all amendments and supplements thereto, the "SCHEDULE 14D-9") containing the recommendation of the Board described in
Section 1.02(a) and shall disseminate the Schedule 14D-9 to the extent required by Rule 14d-9 promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and any other applicable federal securities laws. The
Schedule 14D-9 will comply in all other material respects with the provisions of applicable federal securities laws. The Company, Parent and Merger Sub agree to correct promptly any information provided by any of them for use in the Schedule 14D-9 which shall have become false or misleading, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws.

    (c) The Company shall promptly furnish Merger Sub with mailing labels containing the names and addresses of all record holders of Shares and with security position listings of Shares held in stock depositories, each as of a recent date, together with all other available listings and computer files containing names, addresses and security position listings of record holders and beneficial owners of Shares. The Company shall furnish Merger Sub with such additional information, including, without limitation, updated listings and computer files of stockholders, mailing labels and security position listings, and such other assistance as Parent, Merger Sub or their agents may reasonably request. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer or the Merger, Parent and Merger Sub shall, and each of Parent and Merger Sub shall cause its affiliates, associates, agents and advisors to, (i) hold in confidence the information contained in such labels, listings and files, (ii) use such information only in connection with the Offer and the Merger, and (iii) if this Agreement shall be terminated in accordance with Section 8.01, promptly deliver to the Company all copies (whether in human or machine readable form) of such information then in their possession.

    SECTION 1.03. DIRECTORS. (a) Promptly upon the purchase by Merger Sub of a majority of the outstanding Shares pursuant to the Offer, and from time to time thereafter as Shares are acquired by Merger Sub, Merger Sub shall be entitled, subject to compliance with Section 14(f) of the Exchange Act, to designate such number of directors, rounded up to the next greatest whole number, on the Board as will give Merger Sub representation on the Board equal to that number of directors which equals the product of the total number of directors on the Board (giving effect to the directors appointed or elected pursuant to this sentence and including current directors serving as officers of the Company) multiplied by the percentage that the aggregate number of Shares beneficially owned by Merger Sub or any affiliate of Merger Sub (including for purposes of this Section 1.03 such Shares as are accepted for payment pursuant to the Offer, but excluding Shares held by the Company or any of its affiliates) bears to the number of Shares outstanding. At such times, the Company will also cause (i) each committee of the Board of Directors, (ii) if requested by Merger Sub, the board of directors of each of the Company's subsidiaries and (iii) if requested by Merger Sub, each committee of such board to include persons designated by Merger Sub constituting the same percentage of each such committee or board as Merger Sub's designees are of the Board. The Company shall, upon request by Merger Sub, promptly increase the size of the Board or exercise its best efforts to secure the resignations of such number of directors as is necessary to enable Merger Sub designees to be elected to the Board and shall cause Merger Sub's designees to be so elected.

    (b) Subject to applicable law, the Company shall promptly take all action necessary pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under this Section
1.03 and shall include in the Schedule 14D-9 mailed to stockholders promptly after the commencement of the Offer (or an amendment thereof or an information statement pursuant to Rule 14f-1 if Merger Sub has not theretofore designated directors) such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 1.03. Parent and Merger Sub will supply the Company and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

                                   ARTICLE II
                                   THE MERGER

    SECTION 2.01. THE MERGER. (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Delaware Law, at the Effective Time (as defined below) Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "SURVIVING CORPORATION").

    (b) Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 8.01 and subject to the satisfaction or waiver of the conditions set forth in Article VII, the consummation of the Merger will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article VII, at the offices of Shearman & Sterling, 555 California Street, Suite 2000, San Francisco, California, unless another date, time or place is agreed to in writing by the parties hereto.

    SECTION 2.02. EFFECTIVE TIME. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VII, the parties hereto shall cause the Merger to be consummated by filing this Agreement or a certificate of merger or certificate of ownership and merger (in either case, the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law (the date and time of such filing being the "EFFECTIVE TIME").

    SECTION 2.03. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

    SECTION 2.04. CERTIFICATE OF INCORPORATION; BY-LAWS. (a) CERTIFICATE OF INCORPORATION. Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation; PROVIDED, HOWEVER, that
Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: "FIRST: The name of the corporation is Cray Research, Inc."

    (b) BY-LAWS. The By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by Delaware Law, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

    SECTION 2.05. DIRECTORS AND OFFICERS. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

    SECTION 2.06. EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

    (a) CANCELLATION. Each Share held in the treasury of the Company and each Share owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of the Company or Parent immediately prior to the Effective Time ("INELIGIBLE SHARES") shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

    (b) CONVERSION OF SECURITIES. Subject to Section 2.06(f), each remaining outstanding Share (other than Dissenting Shares) shall be converted into the right to receive (i) 1.00 fully paid and non-assessable share of Parent Common Stock (the "EXCHANGE RATIO"); provided, however, that if Merger Sub accepts for payment and pays for less than 19,218,735 (the "OFFERED NUMBER") Shares in the Offer (the number of Shares so accepted for payment and paid for being referred to herein as the "ACCEPTED SHARE NUMBER"), then the Exchange Ratio shall be equal to a fraction (the "ADJUSTED EXCHANGE RATIO"), (A) the numerator of which is equal to (x) the number of outstanding Shares immediately prior to the Effective Time (excluding Ineligible Shares) (the "FINAL OUTSTANDING NUMBER") PLUS (y) the Accepted Share Number MINUS (z) the Offered Number and (B) the denominator of which is the Final Outstanding Number and (ii) if the Exchange Ratio has been adjusted pursuant to the immediately preceding PROVISO, an amount in cash equal to a fraction, (A) the numerator of which is the product of the Per Share Amount and the amount by which the Offered Number exceeds the Accepted Share Number and (B) the denominator of which is the Final Outstanding Number.

    (c) ASSUMPTION OF STOCK OPTIONS AND STOCK PURCHASE RIGHTS. All options to purchase Company Common Stock granted under the Cray Research, Inc. 1985 Incentive Stock Option and Nonstatutory Option Plan (the "1985 EMPLOYEE PLAN"), the Cray Research, Inc. 1989 Employee Benefit Stock Plan (the "EMPLOYEE STOCK PLAN") and the Cray Research, Inc. 1989 Non-Employee Directors' Stock Option Plan (the "DIRECTORS' PLAN" and, together with the 1985 Employee Plan and the Employee Stock Plan, the "STOCK OPTION PLANS") or pursuant to any other arrangement adopted by the Board to provide options to directors, officers or employees of the Company (in any such case, an "OPTION") then outstanding shall be assumed by Parent in accordance with Section 6.05. Immediately prior to the Effective Time, all rights to purchase Company Common Stock then outstanding under the Company's Qualified Stock Purchase Investment Plan (the "COMPANY STOCK PURCHASE PLAN") shall be converted into shares of Company Common Stock in accordance with Section 6.06.

    (d) CAPITAL STOCK OF MERGER SUB. Each share of common stock, no par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

    (e) ADJUSTMENTS TO EXCHANGE RATIO. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Common Stock the record date for which shall occur after the date hereof and prior to the Effective Time.

    (f) FRACTIONAL SHARES. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof each holder of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the average of the closing price for trades of Parent Common Stock as of each of the thirty (30) consecutive trading days immediately preceding the Effective Time as quoted in the Wall Street Journal or other reliable financial newspaper or publication. For the purposes of the preceding sentence, a "trading day" means a day on which trading generally takes place on the New York Stock Exchange (the "NYSE") and on which trading in Parent Common Stock has occurred.

    (g) CONVERTIBLE DEBENTURES. The 6 1/8% Convertible Subordinated Debentures due 2011 of the Company (the "CONVERTIBLE DEBENTURES") shall, pursuant to the terms of the Indenture between the Company and Manufacturers Hanover Trust Company (the "TRUSTEE"), dated as of February 1, 1986 (the "INDENTURE"), become thereafter convertible only into that number of shares of Parent Common Stock and cash, if any, that the holder of any such Convertible Debentures would have received if such holder had converted such Convertible Debentures immediately prior to the Effective Time as provided in Section 15.06 of the Indenture. Parent shall execute and deliver a supplemental indenture (the "SUPPLEMENTAL INDENTURE"), which shall evidence Parent's assumption of the Convertible Debentures and provide that the holder of each Convertible Debenture shall have the right thereafter to convert such Convertible Debenture as described above, in each case in accordance with the terms of the Indenture.

    SECTION 2.07. EXCHANGE OF CERTIFICATES. (a) EXCHANGE AGENT. Parent shall deposit, or shall cause to be deposited, to or for the account of a bank or trust company designated by Parent (the "EXCHANGE AGENT"), in trust for the benefit of the holders of Company Common Stock (other than Dissenting Shares), for exchange in accordance with this Section 2.07, through the Exchange Agent, certificates evidencing the Parent Common Stock and, if applicable, the cash portion of the Merger Consideration, issuable pursuant to Section 2.06 in exchange for outstanding Shares.

    (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, Parent will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding Shares (other than Dissenting Shares) (the "CERTIFICATES") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions to effect the surrender of the Certificates in exchange for the certificates evidencing shares of Parent Common Stock and, in lieu of any fractional shares thereof, cash, and, if applicable, the cash portion of the Merger Consideration payable pursuant to
Section 2.06(b). Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificates evidencing that number of whole shares of Parent Common Stock which such holder has the right to receive in accordance with the Exchange Ratio in respect of the Shares formerly evidenced by such Certificate, (B) the amount of cash, if any, payable with respect to such shares pursuant to Section 2.06(b),
(C) any dividends or other distributions to which such holder is entitled pursuant to Section 2.07(c), and (D) cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.06(f) (the Parent Common Stock, cash, dividends and distributions described in clauses (A),
(B), (C) and (D) being, collectively, the "MERGER CONSIDERATION"), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company as of the Effective Time, the Merger Consideration may be issued and paid in accordance with this Article II to a transferee if the Certificate evidencing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 2.07(b) and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of the Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of the Company Common Stock shall have been so converted, the right to receive the cash portion of the Merger Consideration payable with respect thereto pursuant to Section 2.06(b) and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 2.06(f).

    (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate until the holder of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

    (d) TRANSFERS OF OWNERSHIP. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any person designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

    (e) NO LIABILITY. Neither Parent, Merger Sub nor the Company shall be liable to any holder of Company Common Stock for any Merger Consideration (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    (f) WITHHOLDING RIGHTS. Parent, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as Parent, the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "CODE") or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made.

    SECTION 2.08. STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of the Company Common Stock thereafter on the records of the Company.

    SECTION 2.09. DISSENTING SHARES. (a) Notwithstanding any provision of this Agreement to the contrary, Shares that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have available to them and who shall have demanded properly in writing appraisal for such Shares in accordance with Section 262 of Delaware Law (collectively, the "DISSENTING SHARES') shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders shall be entitled to receive payment of the appraised value of such Shares held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Shares under such Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 2.07, of the certificate or certificates that formerly evidenced such Shares.

    (b) The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Delaware Law. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

    SECTION 2.10. NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. The Merger Consideration delivered upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

    SECTION 2.11. LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Merger
Consideration as may be required pursuant to Section 2.06; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance and delivery thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

    SECTION 2.12. TAKING OF NECESSARY ACTION; FURTHER ACTION. Each of Parent, Merger Sub and the Company in good faith will take all such commercially reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company hereby represents and warrants to Parent and Merger Sub that:

    SECTION 3.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("APPROVALS") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Approvals would not have a Material Adverse Effect. Each of the Company and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not have a Material Adverse Effect. A true and complete list of all of the Company's subsidiaries, together with the jurisdiction of incorporation of each subsidiary and the percentage of each subsidiary's outstanding capital stock owned by the Company or another subsidiary, is set forth in Section 3.01 of the written disclosure schedule previously delivered by the Company to Parent (the "COMPANY DISCLOSURE SCHEDULE"). Except as set forth in Section 3.01 of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

    SECTION 3.02. CERTIFICATE OF INCORPORATION AND BY-LAWS. The Company has heretofore furnished to Parent a complete and correct copy of its Certificate of Incorporation and By-Laws, as amended to date. Within 14 days after the date hereof, the Company will provide Parent a complete and correct copy of the equivalent organizational documents of each of its subsidiaries. Such Certificate of Incorporation, By-Laws and equivalent organizational documents of each of its subsidiaries are in full force and effect. The Company is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws. None of the Company's subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or By-Laws or equivalent organizational documents, except for any such violations as would not have a Material Adverse Effect.

    SECTION 3.03. CAPITALIZATION. The authorized capital stock of the Company consists of 100,000,000 Shares. As of February 22, 1996, (i) 25,624,980 Shares were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) 5,886,041 Shares were held in the treasury of the Company,
(iii) 5,530,573 Shares were reserved for future issuance pursuant to outstanding Options granted under the Employee Stock Plan, (iv) 1,622,638 Shares were reserved for future issuance pursuant to future option grants under the Employee Stock Plan, (v) 90,000 Shares were reserved for future issuance pursuant to outstanding Options granted under the Directors' Plan, (vi) 107,500 Shares were reserved for future issuance pursuant to future option grants under the Directors' Plan, (vii) 663,304 Shares were reserved for future issuance pursuant to option grants under the Company Stock Purchase Plan, (viii) 1,051,282 Shares were reserved for future issuance with respect to the Convertible Debentures and
(ix) 500,000 Shares were reserved for issuance pursuant to the Company's Performance Incentive Plan. No change in such capitalization has occurred between February 22, 1996 and the date hereof other than any change associated with the exercise of vested Options or purchases under the Company Stock Purchase Plan. Except for the Convertible Debentures and as set forth in this Section 3.03 or
Section 3.11 hereof or in Section 3.03 or Section 3.11 of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries. All Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. Except as is set forth in Section 3.03 of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Company capital stock or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity other than guarantees of bank obligations of subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock of each of the Company's subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and, other than directors' or similar DE MINIMIS statutory qualifying shares, all such shares are owned by the Company or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances of any nature whatsoever.

    SECTION 3.04. AUTHORITY RELATIVE TO THIS AGREEMENT. (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the approval and adoption of the Merger by the holders of at least a majority of the outstanding shares of the Company Common Stock entitled to vote in accordance with Delaware Law and the Company's Certificate of Incorporation and By-Laws). The Board of Directors of the Company has determined that it is advisable and in the best interest of the Company's stockholders for the Company to enter into a business combination with Parent upon the terms and subject to the conditions of this Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, as applicable, constitutes the legal, valid and binding obligation of the Company.

    (b) The Board has taken all necessary action to amend the Rights Agreement, dated as of May 15, 1989, between the Company and Norwest Bank Minnesota, N.A., as Rights Agent (the "RIGHTS AGREEMENT"), so that (A) none of the execution or delivery of this Agreement or the making of the Offer will cause (i) the Rights (as defined in the Rights Agreement) to become exercisable under the Rights Agreement, (ii) Parent or Merger Sub or any of their affiliates to be deemed an "Acquiring Person" (as defined in the Rights Agreement) or (iii) the "Shares Acquisition Date" (as defined in the Rights Agreement) to occur upon any such event, (B) none of the acceptance for payment or payment for Shares by Merger Sub pursuant to the Offer or the consummation of the Merger will cause (i) the Rights to become exercisable under the Rights Agreement, (ii) Parent or Merger Sub or any of their affiliates to be deemed an Acquiring Person or (iii) the Shares Acquisition Date to occur upon any such event, and (C) the "Expiration Date" (as defined in the Rights Agreement) shall occur no later than immediately prior to the purchase of Shares pursuant to the Offer. The "Distribution Date" (as defined in the Rights Agreement) has not occurred.

    (c) As of the date hereof and pursuant to Section 203(a)(1) of the Delaware Law, the restrictions contained in Section 203 of the Delaware Law are, and at all times on or prior to the Effective Time such restrictions shall be, inapplicable to the Offer, the Merger and the transactions contemplated by this Agreement. The Company has heretofore delivered to Parent a complete and correct copy of the resolutions of the Board of Directors of the Company to the effect that pursuant to Section 203(a)(1) of the Delaware Law, the restrictions contained in Section 203 of the Delaware Law are and shall be inapplicable to the Offer, the Merger and the transactions contemplated by this Agreement.

    (d) The Board has taken all necessary action to amend the Cray Research, Inc. Executives Severance Compensation Plan, the Cray Research, Inc. Key Management/Professional Severance Compensation Plan and the Cray Research, Inc. General Employee Severance Compensation Plan (collectively, the "PARACHUTE PLANS") so that none of the execution, delivery or performance of this Agreement, including, without limitation, consummation of the Offer and the Merger shall constitute a "Change of Control" for the purposes of such Parachute Plans.

    SECTION 3.05. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) Section 3.05(a) of the Company Disclosure Schedule includes a list as of the date hereof
(i) all contracts of the Company and its subsidiaries the loss of which would have a Material Adverse Effect on the Company, (ii) all contracts pursuant to which the Company expects or is scheduled to receive (assuming full performance by the Company pursuant to the terms thereof) revenue of $5,000,000 or more during the eighteen (18) month period following the date hereof, and (iii) all agreements which, as of the date hereof, will be required to be filed, with the Securities Exchange Commission (the "SEC") pursuant to the requirements of the Securities Exchange Act of 1934, as amended, and the SEC's rules thereunder (collectively, the "EXCHANGE ACT") as "material contracts" ((i), (ii) and (iii) being, collectively, the "MATERIAL CONTRACTS") of the Company and its subsidiaries).

    (b) Except as set forth in Section 3.05(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws or equivalent organizational documents of the Company or any of its subsidiaries, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Material Contract, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected.

    (c) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Exchange Act, state securities laws ("BLUE SKY LAWS"), the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), any non-United States competition, antitrust and investment laws and the filing and recordation of appropriate merger or other documents as required by Delaware Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent or delay the Company from performing its obligations under this Agreement, or would not otherwise have a Material Adverse Effect.

    SECTION 3.06. COMPLIANCE; PERMITS. (a) Except as disclosed in Section 3.06(a) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except where such conflicts, defaults and violations would not have a Material Adverse Effect on the Company.

    (b) The Company and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities which are material to the operation of the business of the Company and its subsidiaries taken as a whole (collectively, the "COMPANY PERMITS"). The Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply would not have a Material Adverse Effect.

    SECTION 3.07. SEC FILINGS; FINANCIAL STATEMENTS. (a) The Company has filed all forms, reports and documents required to be filed with the SEC since December 31, 1993 and has made available to Parent (i) its Quarterly Reports on Form 10-Q for the periods ended June 30 and September 30, 1995, respectively,
(ii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since December 31, 1993, (iii) all other reports or registration statements filed by the Company with the SEC (other than Reports on Form 10-Q, Reports on Forms 3, 4 or 5 and Schedule 13G filed on behalf of affiliates of the Company) since December 31, 1993, and (iv) all amendments and supplements to all such reports and registration statements filed by the Company with the SEC (collectively, the "COMPANY SEC REPORTS"). The Company SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

    (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports and contained in
Section 3.09 of the Company Disclosure Schedule was prepared in accordance with United States Generally Accepted Accounting Principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto) and each fairly presented the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

    (c) The Company has heretofore furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

    SECTION 3.08.  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth in
Section 3.08 of the Company Disclosure Schedule and the Company SEC Reports, since December 31, 1995, the Company has conducted its business in the ordinary course and there has not occurred: (i) any amendments or changes in the Articles of Incorporation or Bylaws of the Company; (ii) any damage to, destruction or loss of any assets of the Company (whether or not covered by insurance) that had a Material Adverse Effect; (iii) any change by the Company in its accounting methods, principles or practices; (iv) any revaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the ordinary course of business; (v) any other action or event that would have required the consent of Parent pursuant to Section 5.01 had such action or event occurred after the date of this Agreement; or (vi) any sale of a material amount of assets of the Company, except for the sale of inventory in the ordinary course of business.

    SECTION  3.09.   NO  UNDISCLOSED  LIABILITIES.   Except  as is  disclosed in
Section 3.09 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) which are, in the aggregate, material to the business, operations or financial condition of the Company and its subsidiaries taken as a whole, except liabilities (a) adequately provided for in the Company's balance sheet (including any related notes thereto) for the fiscal year ended December 31, 1995 included in Section 3.09 of the Company Disclosure Schedule (the "1995 BALANCE SHEET"), (b) incurred in the ordinary course of business and not required under GAAP to be reflected on the 1995 Balance Sheet, or (c) incurred since December 31, 1995 in the ordinary course of business and consistent with past practice, and liabilities incurred in connection with this Agreement.

    SECTION 3.10. ABSENCE OF LITIGATION. Except for routine litigation that individually and in the aggregate if determined adversely to the Company would not result in the Company paying damages net of insurance in excess of $250,000 and except as is set forth in Section 3.10 of the Company Disclosure Schedule or in the Company SEC Reports filed prior to the date of this Agreement, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign.

    SECTION 3.11. EMPLOYEE BENEFIT PLANS; EMPLOYMENT AGREEMENTS. (a) Section 3.11(a) of the Company Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all other bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance or termination pay, medical or life insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plans, agreements or arrangements and other similar material fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, regardless of whether ERISA is applicable thereto, for the benefit of, or relating to, any employee or former employee of the Company or any trade or business (whether or not incorporated) which is a member of a controlled group including the Company or which is under common control with the Company (an "ERISA AFFILIATE") within the meaning of Section 414 of the Code (the "EMPLOYEE PLANS"), and a copy of each such written Employee Plan has been made available to Parent (other than Foreign Employee Plans (as defined herein), which shall be made available to the Parent prior to the Effective Time to the extent practicable).

    (b) Except as set forth in Section 3.11(b) of the Company Disclosure Schedule, and except as any inaccuracy in the following statements, individually or in the aggregate, would not have a Material Adverse Effect on the Company,
(i) none of the Employee Plans provides retiree medical or other retiree welfare benefits to any person and none of the Employee Plans is a "multiemployer plan" as such term is defined in Section 3(37) of ERISA; (ii) all Employee Plans are in compliance in all material respects with the requirements prescribed by any and all applicable statutes, orders, or governmental rules and regulations currently in effect with respect thereto, and the Company and each of its subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Employee Plans; (iii) each Employee Plan intended to qualify under Section 401(a) of the Code is the subject of a favorable determination letter from the IRS, and nothing has occurred which could reasonably be expected to impair such determination; (iv) all contributions required to be made to any Employee Plan under the terms of the Employee Plan or any collective bargaining agreement or as required by law, have been made on or before their due dates and, to the extent required by GAAP, a reasonable amount has been accrued for contributions to each Employee Plan for the current plan years; (v) none of the Employee Plans are, or are expected to become, subject to the provisions of Title IV of ERISA or Section 412 of the Code and (vi) neither the Company nor any ERISA Affiliate has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than liability for premium payments to the Pension Benefit Guaranty Corporation arising in the ordinary course).

    (c) To the knowledge of the Company, there are no pending material investigations, litigation or other enforcement actions against the Company with respect to any of the Employee Plans.

    (d) Other than as set forth in Section 3.11(d) of the Company Disclosure Schedule, there are no material actions, suits or claims pending or, to the best knowledge of the Company, threatened by former or present employees of the Company (or their beneficiaries) with respect to Employee Plans or the assets or fiduciaries thereof (other than routine claims for benefits).

    (e) Other than as described in Section 3.11(e) of the Company Disclosure Schedule, to the knowledge of the Company, no condition or event has occurred with respect to the Employee Plans which has or could reasonably be expected to result in a material liability to the Company.

    (f) Section 3.11(f)(1) of the Company Disclosure Schedule sets forth a true and complete list of each current or former employee, officer or director of the Company or any of its subsidiaries who holds an Option as of the date hereof, together with the number of shares of Company Common Stock subject to such Option, the date of grant of such Option, the exercise price of such Option (to the extent determined as of the date hereof), whether such Option is intended to qualify as an "incentive stock option" within the meaning of Section 422(b) of the Code (an "ISO"), and the expiration date of such Option. Section 3.11(f)(2) of the Company Disclosure Schedule also sets forth the total number of Options.

    (g) With respect to each scheme or arrangement mandated by a government other than the United States (a "FOREIGN GOVERNMENT SCHEME OR ARRANGEMENT") and with respect to each Employee Plan maintained or contributed to by any subsidiary of the Company that is not subject to United States law (a "FOREIGN EMPLOYEE PLAN"), except as any inaccuracy in the following statements, individually or in the aggregate, would not have a Material Adverse Effect:

        (i) Any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Employee Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices.

        (ii) Except as disclosed in Section 3.11(g) of the Company Disclosure Schedule, the fair market value of the assets of each funded Foreign Employee Plan, the liability of each insurer for any Foreign Employee Plan funded through insurance or the book reserve established for any Foreign Employee Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date of this Agreement, with respect to all current and former participants in such Foreign Employee Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Employee Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations.

       (iii) Each Foreign Employee Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

    (h) Section 3.11(h) of the Company Disclosure Schedule sets forth the wage review and compensation guidelines for employees adopted by the Company in 1996.

    (i) The Company has made available to Parent (i) copies of all employment agreements with officers of the Company; (ii) copies of all agreements with consultants who are individuals obligating the Company to make annual cash payments in an amount exceeding $100,000 and which are not terminable on less than 60 days' notice without penalty; (iii) copies of all plans, programs, agreements and other arrangements of the Company with or relating to its employees which contain change in control provisions; and (iv) the various forms of employment agreement, if any, of the Company for its non-executive employees.

    SECTION 3.12. LABOR MATTERS. (i) There are no controversies pending or, to the knowledge of the Company or any of its subsidiaries, threatened, between the Company or any of its subsidiaries and any of their respective employees, which controversies are reasonably likely to have a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries nor does the Company or any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (iii) neither the Company nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries.

    SECTION 3.13.    REGISTRATION  STATEMENT;  PROXY  STATEMENT.    Neither  the
Schedule 14D-9 nor any of the information supplied or to be supplied by the Company in writing for inclusion or incorporation by reference in (i) the Offer Documents, (ii) the Registration Statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (together with any amendments thereof or supplements thereto, the "REGISTRATION STATEMENT") or (iii) the proxy and/or information statement relating to the meeting of the Company's stockholders (the "COMPANY STOCKHOLDERS' MEETING") to be held in connection with the Merger (the "PROXY STATEMENT" and, together with the Registration Statement, the "PROXY STATEMENT/PROSPECTUS") will, at the respective times filed with the SEC or other regulatory agency and, in addition,
(A) in the case of the Offer Documents, at the date they or any amendments or supplements thereto are mailed to Stockholders, (B) in the case of the Proxy Statement/Prospectus, at the date it or any amendments or supplements thereto are mailed to stockholders, at the time of the Company Stockholders' Meeting and at the Effective Time and (C) in the case of the Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement and Schedule 14D-9 will comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time any event relating to the Company or any of its respective affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment or supplement to the Registration Statement, Offer Documents or the Proxy Statement/Prospectus, the Company shall promptly inform Parent and Merger Sub. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents.

    SECTION 3.14. RESTRICTIONS ON BUSINESS ACTIVITIES. Except for this Agreement, there is no material agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has or could reasonably be expected to have (after giving effect to the consummation of the Offer and the Merger) the effect of prohibiting or impairing any material business operations of the Company or any of its subsidiaries, acquisition of property by the Company or any of its subsidiaries or the conduct of business by the Company or any of its subsidiaries as currently conducted or as proposed to be conducted by the Company.

    SECTION 3.15. TITLE TO PROPERTY. The Company and each of its subsidiaries have good, marketable and defensible title to all of their properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which would not have a Material Adverse Effect on the Company.

    SECTION 3.16. TAXES. (a) For purposes of this Agreement, "TAX" or "TAXES" shall mean taxes, fees, levies, duties, tariffs, imposts and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, provincial, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, AD VALOREM, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto; and "TAX RETURNS" shall mean returns, reports and information statements with respect to Taxes required to be filed with the United States Internal Revenue Service (the "IRS") or any other taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

    (b) Other than as disclosed on Section 3.16(b) of the Company Disclosure Schedule, the Company and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which the Company or any of its subsidiaries is or has been a member, have filed all United States federal income Tax Returns and all other material Tax Returns required to be filed by them or any of them, and have paid and discharged all Taxes shown therein to be due and there are no other Taxes that would be due if asserted by a taxing authority, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required) or with respect to which the Company is maintaining reserves in accordance with GAAP in its financial statements to the extent currently required in all material respects adequate for their payment, except, in each instance, to the extent the failure to do so would not have a Material Adverse Effect. To the best of the Company's knowledge, the Company and each of its subsidiaries have disclosed to the relevant taxing authority any position taken where the failure to make such disclosure would enable the taxing authority to subject such person to penalties or additions to Tax that would have a Material Adverse Effect. Neither the IRS nor any other taxing authority or agency is now asserting or, to the best of the Company's knowledge, threatening to assert against the Company or any of its subsidiaries any deficiency or claim for additional Taxes other than additional Taxes with respect to which the Company is maintaining reserves in accordance with GAAP in its financial statements which are in all material respects adequate for their payment. There are no requests for information from the IRS or any other taxing authority or agency currently outstanding that could have a Material Adverse Effect imposed on the Company or any subsidiaries. Except as disclosed in Section 3.16(b) of the Company Disclosure Schedule, no material Tax Return of either the Company or any of its subsidiaries is currently being audited by any taxing authority. No material tax claim has become a lien on any assets of the Company or any subsidiary thereof and neither the Company nor any of its subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any federal income tax (except as disclosed in Section 3.16(b) of the Company Disclosure Schedule) or material state corporate income or franchise tax (except as the Company has advised Parent's representatives). Neither the Company nor any of its subsidiaries is required to include in income (i) any material items in respect of any change in accounting principles or any deferred intercompany transactions, or (ii) any installment sale gain, where the inclusion in income would result in a tax liability materially in excess of the reserves therefor.

    (c) The Company on behalf of itself and all its subsidiaries hereby represents that, other than as disclosed on Section 3.16(c) of the Company Disclosure Schedule, and other than with respect to items the inaccuracy of which would not have a Material Adverse Effect: (i) to the best of the Company's knowledge, neither the Company nor any of its subsidiaries is a party to any agreement, contract or arrangement, or maintains or sponsors any Employee Plans, that will reasonably be expected to result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code, determined without regard to Section 280G(b)(4) of the Code; (ii) since January 1, 1989, neither the Company nor any of its subsidiaries has been subject or is likely to be subject to any accumulated earnings tax or personal holding company tax; (iii) except for its subsidiaries organized in Germany, France and the Netherlands, none of the Company's foreign subsidiaries have material "excess passive assets" as defined in section 956A(c) of the Code; (iv) neither the Company nor any of its subsidiaries is obligated under any agreement with respect to industrial development bonds or other obligations with respect to which the excludability from gross income of the holder for United States federal or state income tax purposes could be affected by the transactions contemplated hereunder; (v) neither the Company nor any of its subsidiaries has entered into any deferred intercompany transaction within the meaning of section 1.1502-13(a)(2) of the United States Treasury Regulations as to which material items of deferred gain or loss has not been restored; and (vi) no material excess loss account within the meaning of section 1.1502-31T(a)(2)(v) of the United States Treasury Regulations exists with respect to the stock of any of its subsidiaries.

    (d) Except as set forth in Section 3.16(d) of the Company Disclosure Schedule, no power of attorney has been granted by the Company or any of its subsidiaries with respect to any material matter relating to Taxes which is currently in force.

    (e) Neither the Company nor any of its subsidiaries is a party to any material agreement or arrangement (written or oral) providing for the allocation or sharing of Taxes.

    (f) The Company and each of its subsidiaries have withheld from each payment made to any of their respective past or present employees, officers or directors the amount of all Taxes and other deductions required to be withheld therefrom and paid the same to the proper tax or other receiving officers within the time required by law, except where the failure to do so would not have a Material Adverse Effect.

    SECTION 3.17. ENVIRONMENTAL MATTERS. Except as set forth in Section 3.17 of the Company Disclosure Schedule, and except in all cases, in the aggregate, as have not had and would not reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries (i) have obtained all applicable permits, licenses and other authorization which are required under federal, state or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic materials or wastes into ambient air, surface water, ground water or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes by the Company or its subsidiaries (or their respective agents) (the "ENVIRONMENTAL LAWS"); (ii) are in compliance with all terms and conditions of such required permits, licenses and authorization, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (iii) as of the date hereof, are not aware of nor have received notice of any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with the Company's operations, or prevent continued compliance with the Environmental Laws, or which would reasonably be likely to give rise to any common law or statutory liability of, or otherwise form the basis of any claim, action, suit or proceeding against, the Company or any of its subsidiaries (or any of their respective agent's) based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste; and (iv) have taken all actions necessary under applicable requirements of federal, state or local laws, rules or regulations to register any products or materials required to be registered by the Company or its subsidiaries (or any of their respective agents) thereunder.

    SECTION 3.18. BROKERS. No broker, finder or investment banker (other than Salomon Brothers Inc) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Salomon Brothers Inc pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereunder.

    SECTION 3.19. INTELLECTUAL PROPERTY. (a) The Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, computer software programs or applications (in both source code and object code form) and tangible or intangible proprietary information or material that are used or proposed to be used in the business of the Company, each of which, where applicable, is to the Company's knowledge valid and subsisting. Section 3.19(a) of the Company Disclosure Schedule lists all current patents, registered and material unregistered trademarks and service marks, registered and material unregistered copyrights, trade names and any applications therefor owned by the Company (the "COMPANY INTELLECTUAL PROPERTY RIGHTS"), and specifies the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners, together with a list of all of the Company's currently marketed software products and an indication as to which, if any, of such software products have been registered for copyright protection with the United States Copyright Office and any foreign offices and by whom such items have been registered. Section 3.19(a) of the Company Disclosure Schedule (as supplemented during the 14 day period following the date hereof) includes and specifically identifies all material third-party patents, trademarks or copyrights (the "THIRD PARTY INTELLECTUAL PROPERTY RIGHTS"), to the knowledge of the Company, which are incorporated in, are, or form a part of, any Company product. Section 3.19(a) of the Company Disclosure Schedule (as supplemented during the 14 day period following the date hereof (in the case of clause (iii))) lists (i) any requests the Company has received since December 31, 1993 to make any such registration, including the identity of the requestor and the item requested to be so registered, and the jurisdiction for which such request has been made; (ii) except for object code and source code license agreements for the Company's products executed in the ordinary course of business and in accordance with the Company's past practices, all material licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which any person is authorized to use any Company Intellectual Property Right, or any trade secret material to the Company; and (iii) all material licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any Third Party Intellectual Property Rights, or other trade secret of a third party in or as any product, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof.

    (b) Except as set forth in Section 3.19(b) of the Company Disclosure Schedule, the Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any Third Party Intellectual Property Rights license, sublicense or agreement described in Section 3.19(a) of the Company Disclosure Schedule. No claims with respect to the Company Intellectual Property Rights, any trade secret material to the Company, or Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Rights by or through the Company, are currently pending or, to the knowledge of the Company, are threatened by any person, nor, to the Company's knowledge, do any valid grounds for any bona fide claims exist
(i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the Company infringes on any copyright, patent, trademark, service mark or trade secret;
(ii) against the use by the Company of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted or as proposed to be conducted by the Company; (iii) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights or other trade secret material to the

Company; or (iv) challenging the Company's license or legally enforceable right to use of the Third Party Intellectual Rights. Except as set forth in Section 3.19(b) of the Company Disclosure Schedule, to the Company's knowledge, there is no material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party. Except as set forth in Section 3.19(b) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries (i) has been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim or infringement of trade secrets, any patents, trademarks, service marks, maskworks or copyrights and which has not been finally terminated prior to the date hereof or been informed or notified by any third party that the Company may be engaged in such infringement or (ii) has knowledge of any infringement liability with respect to, or infringement by, the Company or any of its subsidiaries of any trade secret, patent, trademark, service mark, maskwork or copyright of another.

    (c)   Substantially   all  employees   of  the   Company  have   executed  a
confidentiality and invention agreement containing terms substantially similar to the form previously delivered to Parent.

    SECTION 3.20. VOTE REQUIRED. The affirmative vote of the holders of at least a majority of the outstanding shares of the Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger.

    SECTION 3.21. OPINION OF FINANCIAL ADVISOR. The Company has been advised by its financial advisor, Salomon Brothers Inc, that in its opinion, as of the date hereof, the consideration to be received by holders of the Company Common Stock in the Offer and the Merger is fair from a financial point of view to such holders, and has delivered a written copy of such opinion to Parent.

    SECTION 3.22. FULL DISCLOSURE. No statement contained in any certificate or schedule furnished or to be furnished by the Company or its subsidiaries to Parent or Merger Sub in, or pursuant to the provisions of, this Agreement contains or shall contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in the light of the circumstances under which it was made, to make the statements herein or therein not misleading.

                                   ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

    Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:

    SECTION 4.01. ORGANIZATION AND QUALIFICATION. Each of Parent and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Approvals would not have a Material Adverse Effect. Each of Parent and each of its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not have a Material Adverse Effect.

    SECTION 4.02. AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions so contemplated. The Boards of Directors of Parent and Merger Sub have determined that it is advisable and in the best interest of their respective stockholders for each to enter into a business combination with the Company upon the terms and subject to the conditions of this Agreement. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub.

    SECTION 4.03. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) Section 4.03(a) of the written disclosure schedule previously delivered by Parent and Merger Sub to the Company (the "PARENT DISCLOSURE SCHEDULE") includes a list of all contracts material to the business of Parent and its subsidiaries taken on a whole ("PARENT MATERIAL CONTRACT").

    (b) Except as set forth in Section 4.03(b) of the Parent Disclosure Schedule, the execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub shall not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of Parent or the Articles of Incorporation or By-Laws of Merger Sub, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of it subsidiaries or by which its or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or impair Parent's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Parent Material Contract or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or any of it subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except in any such case for any such breaches, defaults or other occurrences that would not have a Material Adverse Effect.

    (c) The execution and delivery of this Agreement by Parent and Merger Sub will not require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, the Blue Sky Laws and the pre-merger notification requirements of the HSR Act, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent Parent or Merger Sub from performing their respective obligations under this Agreement, and would not have a Material Adverse Effect.

    SECTION  4.04.    CERTIFICATE  OF INCORPORATION  AND  BY-LAWS.    Parent has
heretofore furnished to the Company a complete and correct copy of its Certificate of Incorporation and the By-Laws, as amended to date. Such Certificate of Incorporation and By-Laws are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its Certificate of Incorporation or By-Laws.

    SECTION 4.05. CAPITALIZATION. As of January 31, 1996, the authorized capital stock of Parent consisted of (i) 500,000,000 shares of Parent Common Stock of which: 162,025,947 shares were issued and outstanding, 342,489 shares were held by subsidiaries of the Company or in its treasury, 38,459,745 shares were reserved for issuance pursuant to option grants under Parent's stock option plans, 1,774,574 were reserved for future issuance pursuant to option grants under Parent's employee stock purchase plan, 589,266 were reserved for future issue on exchange of shares issued by a subsidiary, 619,469 shares were reserved for future issuance with respect to Parent's outstanding Series A Convertible Preferred Stock, 7,402,395 shares were reserved for issuance with respect to Zero Coupon Convertible Subordinated Debentures due 2013 and 49,659 shares were reserved for issuance with respect to a convertible debenture due November 11, 1997; and (ii) 2,000,000 shares of Preferred Stock, no par value ("PARENT
PREFERRED STOCK"), of which: 17,500 shares of Series A Convertible Preferred Stock and one share of Series E Preferred Stock were issued and outstanding. No material change in such capitalization has occurred between January 31, 1996 and the date hereof. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, no par value, 100 shares of which, as of the date hereof, are issued and outstanding. All of the outstanding shares of Parent's and Merger Sub's respective capital stock have been duly authorized and validly issued and are fully paid and nonassessable. The issuance of shares of Parent Common Stock in connection with the Merger, upon exercise of Options assumed and upon conversion of the Convertible Debentures have been duly authorized, and, when issued in connection with the Merger or upon such exercise or conversion, will be validly issued, fully paid and nonassessable.

    SECTION 4.06. COMPLIANCE; PERMITS. (a) Neither Parent, nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or is or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not have a Material Adverse Effect.

    (b) Parent and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities which are material to the operation of the business of the Company and its subsidiaries taken as a whole as it is now being conducted (collectively, the "PARENT PERMITS"). Parent and its subsidiaries are in compliance with the terms of the Parent Permits, except where the failure to so comply would not have a Material Adverse Effect.

    SECTION 4.07. SEC FILINGS; FINANCIAL STATEMENTS. (a) Parent has filed all forms, reports and documents required to be filed with the SEC since June 30, 1993, and has heretofore delivered to the Company, in the form filed with the SEC, (i) its Annual Report on Form 10-K for the fiscal year ended June 30, 1995 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1995 and December 31, 1995, (ii) all proxy statements relating to Parent's meetings of stockholders (whether annual or special) held since June 30, 1995,
(iii) all other reports or registration statements (other than Reports on Form 10-Q and Reports on Form 3, 4 or 5 filed on behalf of affiliates of the Parent) filed by Parent with the SEC since June 30, 1995 and (iv) all amendments and supplements to all such reports and registration statements filed by Parent with the SEC (collectively, the "PARENT SEC REPORTS"). The Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

    (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports has been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

    (c) Parent has heretofore furnished to the Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

    SECTION 4.08.  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth on
Section 4.08 of the Parent Disclosure Schedule or the Parent SEC Reports, since June 30, 1995, Parent has conducted its business in the ordinary course and there has not occurred: (i) any Material Adverse Effect; (ii) any amendments or changes in the Certificate of Incorporation or By-Laws of Parent; (iii) any damage to, destruction or loss of any assets of the Parent (whether or not covered by insurance) that could have a Material Adverse Effect; (iv) any revaluation by Parent of any of its assets, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the ordinary course of business; (v) except as disclosed in Section 4.08 of the Parent Disclosure Schedule, any other action or event that would have required the consent of the Company pursuant to Section
5.03 had such action or event occurred after the date of this Agreement; or (vi) any sale of a material amount of assets of Parent, except in the ordinary course of business.

    SECTION 4.09. RESTRICTIONS ON BUSINESS ACTIVITIES. Except for this Agreement, there is no material agreement, judgment, injunction, order or decree binding upon Parent or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent or any of its subsidiaries, any acquisition of property by Parent or any of its subsidiaries or the conduct of business by Parent or any of its subsidiaries as currently conducted or as proposed to be conducted by Parent.

    SECTION 4.10. TITLE TO PROPERTY. Except as is disclosed in the Parent SEC Reports, Parent and each of its subsidiaries have good, marketable and defensible title to all of their properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which would not have a Material Adverse Effect. Except as is disclosed in the Parent SEC Reports, Parent owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, computer software programs or applications (in both source code and object code form) and tangible or intangible proprietary information or material that are used or proposed to be used in the business of Parent, each of which, where applicable, is to Parent's knowledge valid and subsisting.

    SECTION 4.11.   NO  UNDISCLOSED  LIABILITIES.   Except  as is  disclosed  in
Section 4.11 of the Parent Disclosure Schedule or the Parent SEC Reports, neither Parent nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) which are, in the aggregate, material to the business, operations or financial condition of Parent and its subsidiaries taken as a whole, except liabilities (a) adequately provided for in Parent's balance sheet (including any related notes thereto) as of June 30, 1995 included in the Parent SEC Reports (the "JUNE 30 BALANCE SHEET"), (b) incurred in the ordinary course of business and not required under GAAP to be reflected on the June 30 Balance Sheet, or (c) incurred since June 30, 1995 in the ordinary course of business and consistent with past practice, and liabilities incurred in connection with this Agreement.

    SECTION 4.12. ABSENCE OF LITIGATION. Except as set forth in Section 4.12 of the Parent Disclosure Schedule or as reflected in the Parent SEC Reports, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries, or any properties or rights of Parent or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that could have a Material Adverse Effect.

    SECTION 4.13. REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. Subject to the accuracy of the representations of the Company in Section 3.13, neither
(i) the Offer Documents, at the time the Offer Documents are filed with the SEC or are first published, sent or given to stockholders of the Company, as the case may be, nor (ii) the Registration Statement pursuant to which the Parent Common Shares to be issued in the Merger will be registered with the SEC, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, shall contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements included therein, in light of the circumstances under which they were made, not misleading. Subject to the accuracy of the representations of the Company in Section 3.13, the information supplied by Parent for inclusion in the Proxy Statement/Prospectus will not, on the date the Proxy Statement/Prospectus is first mailed to stockholders, at the time of the Company Stockholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or will omit to state any material fact necessary in order to make the statements therein not false or misleading. If at any time prior to the Effective Time any event relating to Parent, Merger Sub or any of their respective affiliates, officers or directors should be discovered by Parent or Merger Sub which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, Parent or Merger Sub will promptly inform the Company. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company which is contained in, or furnished in connection with the preparation of, any of the foregoing. The Offer Documents and the Registration Statement shall comply in all material respects as to form with the requirements of the Exchange Act and the Securities Act, respectively, and the rules and regulations thereunder.

    SECTION 4.14. BROKERS. No broker, finder or investment banker (other than Unterberg Harris L.P.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

    SECTION  4.15.  NO STOCKHOLDER VOTE.   No vote of the stockholders of Parent
is necessary to approve the Offer or the Merger or the issuance of Parent Common Shares therein.

    SECTION 4.16. FINANCING. Parent has, or will have, sufficient funds to permit Merger Sub to acquire Shares pursuant to the Offer and the Merger.

    SECTION 4.17. FULL DISCLOSURE. No statement contained in any certificate or schedule furnished or to be furnished by Parent or Merger Sub to the Company in, or pursuant to the provisions of, this Agreement contains or will contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in the light of the circumstances under which it was made, to make the statements herein or therein not misleading.

                                   ARTICLE V
                     CONDUCT OF BUSINESS PENDING THE MERGER

    SECTION 5.01. CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. Except as may be otherwise expressly indicated as permitted in Section
5.01 of the Company Disclosure Schedule, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company covenants and agrees that, unless Parent shall otherwise agree in writing, the Company shall conduct its business and shall cause the businesses of its subsidiaries to be conducted only in, and the Company and its subsidiaries shall not take any action except in the ordinary course of business and in a manner consistent with past practice; and the Company shall use reasonable commercial efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries, to take all reasonable action necessary to prevent the loss, cancellation, abandonment, forfeiture or expiration of any Company Intellectual Property, Third Party Intellectual Property Rights, and Material Contracts and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement and
Section 5.01 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of
Parent:

        (a) amend or otherwise change the Company's Certificate of Incorporation or By-Laws;

        (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) of the Company, any of its subsidiaries or affiliates (except for the issuance of shares of the Company Common Stock issuable pursuant to the exercise of Options under the Stock Option Plans (as defined in Section 2.06(c)) or pursuant to rights to purchase such shares under the Company Stock Purchase Plan (as defined in Section 2.06(c)), which Options or rights, as the case may be, are outstanding on the date hereof or with respect to the Convertible Debentures);

        (c) sell, pledge, dispose of or encumber any assets of the Company or any of its subsidiaries (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice on which individually and in the aggregate do not exceed $1,000,000 and (ii) dispositions of obsolete or worthless assets);

        (d) amend or change the period (or permit any acceleration, amendment or change) of exercisability of Options or restricted stock granted under the Stock Option Plans or authorize cash payments in exchange for any such Options or restricted stock;

        (e) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of the Company may declare and pay a dividend to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) amend the terms of, repurchase, redeem or otherwise acquire, or permit any subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, or propose to do any of the foregoing;

        (f)  sell,  transfer, license,  sublicense or  otherwise dispose  of any
    Company Intellectual Property (other than in the ordinary course of business, consistent with past practice, in connection with systems sales and software developer programs), or amend or modify any existing agreements with respect to any Company Intellectual Property or Third Party Intellectual Property Rights;

        (g) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances except to employees in the ordinary course consistent with past practice; (iii) enter into or amend any contract or agreement other than in the ordinary course of business; (iv) authorize or make any capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of the amount specified in Section 3.08(g) of the Company Disclosure Schedule for the Company and its subsidiaries, taken as a whole; PROVIDED, HOWEVER, that no more than one half of such amount shall be made or firmly committed prior to June 30, 1996, and, PROVIDED, FURTHER that the Company will give Parent prior notice of the making or the firm commitment of more than $5 million of capital expenditure in any calendar quarter; (v) terminate any Material Contract or amend any of its material terms (other than amendments to existing credit arrangements designed to remedy defaults thereunder); or (vi) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 5.01(g);

        (h) increase the compensation payable or to become payable to its officers or employees, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of the Company or any of its subsidiaries except in accordance with the policies and procedures described in ANNEX B, or establish, adopt, enter into or amend any Employee Plan (other than amendments required pursuant to Section 6.06);

        (i) take any action, other than as required by GAAP, to change accounting policies or procedures or cash maintenance policies or procedures (including, without limitation, procedures with respect to revenue recognition, capitalization of development costs, payments of accounts payable and collection of accounts receivable);

        (j) make any material Tax election inconsistent with past practices or settle or compromise any material federal, state, local or foreign tax liability or agree to an extension of a statute of limitations for any assessment of federal income tax or material state corporate income or franchise tax, except to the extent the amount of any such settlement has been reserved for on the Company's most recent SEC Report;

        (k) pay, discharge, settle, or satisfy any lawsuits, claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of the Company or incurred in the ordinary course of business and consistent with past practice;

        (l) except as may be required by law, take any action to terminate or amend any Employee Plan (other than amendments required pursuant to Section 6.06);

        (m) permit any increase in the number of employees of the Company employed by the Company on the date hereof other than pursuant to an employee plan to be agreed to by the Company and Parent as promptly as practicable after the date hereof acting reasonably and in good faith; or

        (n) take, or agree in writing or otherwise to take, any of the actions described in Sections 5.01(a) through (m) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

    SECTION 5.02. NO SOLICITATION. (a) The Company shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its subsidiaries, solicit or encourage (including by way of furnishing information) the initiation of any inquiries or proposals regarding any merger, take-over bid, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender or exchange offer) or similar transactions involving the Company or any subsidiaries of the Company (any of the foregoing inquiries or proposals being referred to herein as an "ACQUISITION PROPOSAL"); PROVIDED, HOWEVER, that nothing contained in this Agreement shall prevent the Board from referring any third party that contacts the Company on an unsolicited basis after the date hereof concerning an Alternative Transaction (as defined in Section 8.03(c)) to this Section 5.02(a) (provided that Parent is concurrently notified of such contact and referral). Nothing contained in this Section 5.02(a) or any other provision of this Agreement shall prevent the Board, after receiving an opinion of outside counsel to the effect that the Board is required to do so in order to discharge properly its fiduciary duties, from considering, negotiating, approving and recommending to the stockholders of the Company an unsolicited bona fide written Acquisition Proposal which the Board of Directors of the Company determines in good faith (after consultation with its financial advisors) (i) would result in a transaction more favorable to the Company's stockholders than the transaction contemplated by this Agreement and (ii) is made by a person financially capable of consummating such Acquisition Proposal (any such Acquisition Proposal being referred to herein as a "SUPERIOR PROPOSAL").

    (b) The Company shall immediately notify Parent after receipt of any Acquisition Proposal or any request for nonpublic information relating to the Company or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any subsidiary by any person or entity that informs the Board that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

    (c) If the Board receives a request for material nonpublic information by a party who makes a bone fide Acquisition Proposal and the Board determines that such proposal, if consummated pursuant to its terms is a Superior Proposal, then, and only in such case, the Company may, subject to the execution of a confidentiality agreement substantially similar to that then in effect between the Company and Parent, provide such party with access to information regarding the Company.

    (d) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than Parent and Merger Sub) conducted heretofore with respect to any of the foregoing. The Company agrees not to release any third party from any confidentiality or standstill agreement to which the Company is a party.

    (e) The Company shall ensure that the officers, directors and employees of the Company and its subsidiaries and any investment banker or other advisor or representative retained by the Company are aware of the restrictions described in this Section; and shall be responsible for any breach of this Section 5.02 by such bankers, advisors and representatives (PROVIDED, HOWEVER, that the Company shall not be liable for any consequential damages with respect to such breaches).

    SECTION 5.03. CONDUCT OF BUSINESS BY PARENT PENDING THE MERGER. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Parent covenants and agrees that, unless the Company shall otherwise agree in writing, Parent shall conduct its business, and cause the businesses of its subsidiaries to be conducted, in the ordinary course of business and consistent with past practice, other than actions taken by Parent or its subsidiaries in contemplation of the Merger, and shall not directly or indirectly do, or propose to do, any of the following without the prior written consent of the Company:

        (a) amend or otherwise change Parent's Certificate of Incorporation (other than with respect to immaterial changes thereto), or amend the terms of the Parent Common Stock;

        (b) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person, which, in each case, would materially delay or prevent the consummation of the transactions contemplated by this Agreement;

        (c) sell, transfer, license, sublicense or otherwise dispose of any material assets; or

        (d) take, or agree in writing or otherwise to take, any of the actions described in Section 5.03(a) through (c) above, or any action which would make any of the representations or warranties of Parent contained in this Agreement untrue or incorrect or prevent Parent from performing or cause Parent not to perform its covenants hereunder or would result in any of the conditions to the Merger to be satisfied by Parent not being satisfied.

                                   ARTICLE VI
                             ADDITIONAL AGREEMENTS

    SECTION 6.01. PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT. As promptly as practicable after the execution of this Agreement, the Company and Parent shall prepare and file with the SEC preliminary proxy materials which shall constitute the Proxy Statement of the Company and the prospectus of Parent with respect to the Parent Common Stock to be issued in connection with the Merger. As promptly as practicable after comments are received from the SEC thereon and after the furnishing by the Company and Parent of all information required to be contained therein, the Company and Parent shall file with the SEC a combined proxy and registration statement on Form S-4 (or on such other form as shall be appropriate) relating to the approval of the Merger by the stockholders of the Company and shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable. The Proxy Statement shall include the recommendation of the Board in favor of the Merger, subject to the second sentence of Section 5.02(a).

    SECTION 6.02. STOCKHOLDERS' MEETING. The Company shall in accordance with Delaware Law and the Company's Certificate of Incorporation and Bylaws call and hold the Company Stockholders' Meeting as promptly as practicable for the purpose of voting upon the approval of the Merger, PROVIDED that the Company shall not be required to call or hold a stockholders meeting while the Offer remains outstanding. The Company shall use its reasonable best efforts to hold the Company Stockholders' Meeting as soon as practicable after the date on which the Registration Statement becomes effective. Subject to the second sentence of
Section 5.02(a), the Company shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the approval of the Merger, and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by Delaware Law to obtain such approvals.

    SECTION 6.03. ACCESS TO INFORMATION; CONFIDENTIALITY. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject, the Company and Parent shall each (and shall cause each of their subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company and Parent each shall (and shall cause each of their subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and each shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the other's business, properties and personnel as either party may reasonably request. Each party shall keep such information confidential in accordance with the terms of the confidentiality agreement dated December 15, 1996 (the "CONFIDENTIALITY AGREEMENT") between Parent and the Company.

    SECTION 6.04. CONSENTS; APPROVALS. The Company and Parent shall each use their best efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and foreign governmental and regulatory rulings and approvals), and the Company and Parent shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by the Company and Parent and the consummation by them of the transactions contemplated hereby.

    SECTION 6.05. STOCK OPTIONS. At the Effective Time, the Company's obligations with respect to each outstanding Option, whether vested or unvested, shall, by virtue of this Agreement and without any further action of the Company, Parent or the holder of any Option, be assumed by Parent. Unless otherwise elected by Parent prior to the Effective Time, Parent shall make such assumption in such manner that Parent (i) is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of
Section 424 of the Code or (ii) to the extent that Section 424 of the Code does not apply to such Option, would be such a corporation were Section 424 of the Code applicable to such Option; and, if not so otherwise elected, after the Effective Time, all references to the Company in the Stock Option Plans and the applicable stock option agreements shall be deemed to refer to Parent, which shall have assumed the Stock Option Plans as of the Effective Time by virtue of this Agreement and without any further action. Each Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the applicable Stock Option Plan and the applicable stock option agreement as in effect immediately prior to the Effective Time, except that (i) such Option will be exercisable for that number of shares of

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
Parent Common Stock equal to the product of the number of shares of Company Common Stock that were purchasable under such Option immediately prior to the Effective Time multiplied by 1.0, subject to adjustment in the manner provided for in Section 2.06(e), rounded up to the nearest whole number of shares of Parent Common Stock, and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Option was exercisable immediately prior to the Effective Time by 1.0, subject to adjustment in the manner provided for in
Section 2.06(e), and rounding the resulting exercise price up to the nearest whole cent. Parent shall use its best efforts to ensure, that Options intended to qualify as incentive stock options under Section 422 of the Code prior to the Effective Time continue to so qualify after the Effective Time.

    SECTION 6.06. COMPANY STOCK PURCHASE PLAN. (a) The Company shall take such actions as are necessary to cause the "exercise date" (referred to as the last day of the "Purchase Period", as such term is used in the Company Stock Purchase
Plan) applicable to the then current Purchase Period to be the last trading day on which the Company Common Stock is traded on the New York Stock Exchange immediately prior to the Effective Time (the "FINAL COMPANY PURCHASE DATE"); PROVIDED, THAT, such change in the "exercise date" shall be conditioned upon the consummation of the Merger. On the Final Company Purchase Date, the Company shall apply the funds credited as of such date under the Company Stock Purchase Plan within each participant's payroll withholdings account to the purchase of whole shares of Company Common Stock in accordance with the terms of the Company Stock Purchase Plan. The cost to each participant in the Company Stock Purchase Plan for shares of Company Common Stock shall be the lower of 85% of the closing sale price of Company Common Stock, as reported on the New York Stock Exchange composite tape (as published in THE WALL STREET JOURNAL) on (i) the first day of the then current Purchase Period or (ii) the last trading day on or prior to the Final Company Purchase Date.

    (b) Employees of the Company as of the Effective Time shall be permitted to participate in Parent's Employee Stock Purchase Plan commencing on the first enrollment date following the Effective Time, subject to compliance with the eligibility provisions of such plan (with employees receiving credit, for purposes of such eligibility provisions, for service with the Company).

    SECTION 6.07. EMPLOYMENT MATTERS. (a) The Surviving Corporation and Parent shall honor the terms and provisions in the Employment Agreement, dated May 27, 1995, between J. Phillip Samper and the Company.

    (b) As contemplated by Section 3.04(d), the Parachute Plans shall not be applicable to the Surviving Corporation or Parent after consummation of the transactions contemplated hereby. Parent currently intends to employ, immediately after the Offer, a substantial portion of the employees of the Company. Parent, Merger Sub and the Company agree that the policies and procedures specified on Annex B shall apply for the twelve-month period following the closing of the Offer.

    SECTION 6.08. AGREEMENTS OF AFFILIATES. The Company shall deliver to Parent, prior to the date the Registration Statement becomes effective under the Securities Act, a letter (the "AFFILIATE LETTER") identifying all persons who are, or may be deemed to be, at the time of the Company Stockholders' Meetings, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its best efforts to cause each person who is identified as an "affiliate" in the Affiliate Letter to deliver to Parent, prior to the Effective Time, a written agreement (an "AFFILIATE AGREEMENT") in substantially the form of Annex C hereto.

    SECTION 6.09. INDEMNIFICATION. (a) The Certificate of Incorporation of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Certificate of Incorporation and By-Laws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors or officers of the Company, unless such modification is required by law.

    (b) The Company shall, to the fullest extent permitted under applicable law or under the Company's Certificate of Incorporation or By-Laws and regardless of whether the Merger becomes effective, indemnify and hold harmless, and after the Effective Time, the Surviving Corporation and Parent shall, to the fullest extent permitted under applicable law or under the Surviving Corporation's and Parent's, as the case may be, Certificate of Incorporation or By-Laws, indemnify and hold harmless, each director and officer of the Company or any of its subsidiaries (collectively, the "INDEMNIFIED PARTIES") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission by such director or officer by virtue of their holding the office of director or officer occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) for a period of six years after the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Surviving Corporation and Parent and (ii) neither the Surviving Corporation nor Parent shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

    SECTION 6.10. NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure of the Company, Parent or Merger Sub, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and PROVIDED, FURTHER that failure to give such notice shall not be treated as a breach of covenant for the purposes of Sections 7.02(a) and 7.03(a) unless the failure to give such notice results in material prejudice to the other party.

    SECTION 6.11. FURTHER ACTION. Upon the terms and subject to the conditions hereof, each of the parties hereto in good faith shall use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to otherwise satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement.

    SECTION 6.12. PUBLIC ANNOUNCEMENTS. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; PROVIDED, HOWEVER, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law or the NYSE if it has used all reasonable efforts to consult with the other party.

    SECTION 6.13. LISTING OF PARENT COMMON SHARES. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger, upon exercise of the Options and upon conversion of the Convertible Debentures,to be approved for listing on the NYSE.

                                  ARTICLE VII
                            CONDITIONS TO THE MERGER

    SECTION 7.01. CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

        (a) EFFECTIVENESS OF THE REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration
    Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Proxy Statement shall have been initiated or threatened by the SEC;

        (b) STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the Company;

        (c) HSR ACT. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

        (d) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other similar binding legal restraint or prohibition (an "INJUNCTION") preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal;

        (e) NYSE LISTING. The Parent Common Shares to be issued in the Merger, upon exercise of the Options and upon conversion of the Convertible Debentures shall have been approved for listing, subject to notice of issuance, on the NYSE; and

        (f) OFFER. Parent shall have made, or caused to be made, the Offer and shall have purchased, or caused to be purchased, Shares pursuant to the Offer.

    SECTION 7.02.   ADDITIONAL CONDITIONS  TO OBLIGATIONS OF  PARENT AND  MERGER
SUB.   The obligations  of Parent and Merger  Sub to effect  the Merger are also subject to the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall be true and correct in all respects on and as of the Effective Time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date) and (iii) where the failure to be true and correct would not have a Material Adverse Effect on the Company, with the same force and effect as if made on and as of the Effective Time;

        (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time;

        (c) CONSENTS OBTAINED. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company;

        (d) GOVERNMENTAL ACTIONS. There shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, in either case, seeking to prohibit or limit Parent from exercising all material rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by Parent or any of its subsidiaries of all or a material portion of the business or assets of Parent or any of its subsidiaries, or seeking to compel Parent or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Parent or any of its subsidiaries, as a result of the Merger or the transactions contemplated by this Agreement;

        (e) MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall have been no change, occurrence or circumstance in the business, results of operations or financial condition of the Company or any subsidiary of the Company having or reasonably likely to have a Material Adverse Effect; and

        (f) AFFILIATE AGREEMENTS. Parent shall have received from each officer and director person who is identified in the Affiliate Letter as an "affiliate" of the Company an Affiliate Agreement, and each such Affiliate Agreement shall be in full force and effect.

    SECTION 7.03.   ADDITIONAL CONDITIONS  TO OBLIGATION  OF THE  COMPANY.   The
obligation of the Company to effect the Merger is also subject to the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all respects on and as of the Effective Time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date) and (iii) failures to be true and correct that would not have a Material Adverse Effect on the Company, with the same force and effect as if made on and as of the Effective Time;

        (b) AGREEMENTS AND COVENANTS. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time;

        (c) CONSENTS OBTAINED. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Parent and Merger Sub for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by Parent and Merger Sub; and

        (d) MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall have been no change, occurrence or circumstance in the business, results of operations or financial condition of Parent or any subsidiary of Parent having or reasonably likely to have a Material Adverse Effect.

                                  ARTICLE VIII
                                  TERMINATION

    SECTION  8.01.  TERMINATION.   This Agreement may be  terminated at any time
prior  to  the   Effective  Time,  notwithstanding   approval  thereof  by   the
stockholders of the Company:

        (a) by mutual written consent duly authorized by the boards of directors of Parent and the Company; or

        (b) by either Parent or the Company if the Merger shall not have been consummated by September 30, 1996 (PROVIDED that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

        (c) by either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a non-appealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

        (d) by Parent, if the Offer shall not have been consummated prior to June 30, 1996 (PROVIDED that Parent is not then in material breach hereof); or

        (e) by Parent, if (i) the Board shall withdraw, modify or change its recommendation of this Agreement, the Offer or the Merger in a manner adverse to Parent or shall have resolved to do so; or (ii) the Board shall have taken a "neutral" position with respect to an Alternative Transaction (as defined in Section 8.03(c)); or (iii) any person or "group" (other than Parent or an affiliate of Parent) becomes the owner of 20% or more of the outstanding shares of Company Common Stock; or

        (f) by Parent or the Company, upon a breach of any representation, warranty, covenant or agreement on the part of the Company or Parent and
    Merger Sub, respectively, set forth in this Agreement or if any representation or warranty of the Company or Parent and Merger Sub, respectively, shall have become untrue, in either case, such that the conditions set forth in Section 7.02(a) or 7.02(b), or Section 7.03(a) or 7.03(b), would not be satisfied (a "TERMINATING BREACH"), PROVIDED that, if such Terminating Breach is curable prior to the expiration of 30 days from its occurrence (but in no event later than September 30, 1996) by Parent or the Company, as the case may be, through the exercise of its reasonable best efforts and for so long as Parent or the Company, as the case may be, continues to exercise such reasonable best efforts, neither the Company nor Parent, respectively, may terminate this Agreement under this Section 8.01(f) until the expiration of such period without such Terminating Breach having been cured; or

        (g) by the Company or Parent, if the Board shall have resolved to accept, or accepted, a Superior Proposal.

    SECTION 8.02. EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders except (i) as set forth in
Section 8.03 and Section 9.01 hereof, and (ii) nothing herein shall relieve any party from liability for any willful breach hereof.

    SECTION 8.03. FEES AND EXPENSES. (a) Except as set forth in this Section 8.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

    (b) The Company shall pay Parent a fee of $25,000,000 (the "FEE"), plus actual, documented and reasonable out-of-pocket expenses of Parent, not in excess of $2,500,000, relating to the transactions contemplated by this Agreement (including, but not limited to, fees and expenses of Parent's counsel), upon the earliest to occur of the following events:

        (i) the termination of this Agreement by Parent pursuant to Section 8.01(e), or by Parent or the Company pursuant to Section 8.01(g); or

        (ii) the termination of this Agreement by Parent pursuant to Section 8.01(f) after a willful breach by the Company of this Agreement; or

       (iii) the termination of this Agreement by Parent pursuant to Section 8.01(d), if, at the time of termination there has been publicly announced and not withdrawn an Alternative Transaction (as defined in Section 8.03(c));

       (iv) the consummation of an Alternative Transaction on or prior to December 31, 1996.

PROVIDED, HOWEVER, that no Fee or expense reimbursement shall be payable pursuant to this Section 8.03(b) if Parent or Merger Sub shall then be in intentional material breach of its obligations hereunder.

    (c) As used herein, "ALTERNATIVE TRANSACTION" means (i) a transaction pursuant to which any person (or group of persons) other than Parent or its affiliates (a "THIRD PARTY") acquires more than 20% of the outstanding Shares, whether from the Company or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving the Company pursuant to which any Third Party acquires more than 20% of the outstanding equity securities of the Company or the entity surviving such merger or business combination or (iii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of subsidiaries of the Company, and the entity surviving any merger or business combination including any of them) of the Company and its subsidiaries having a fair market value equal to more than 20% of the fair market value of all the assets of the Company and its subsidiaries, taken as a whole, immediately prior to such transaction; PROVIDED, HOWEVER, that the term Alternative Transaction shall not include any acquisition of securities by a broker dealer in connection with a bona fide public offering of such securities.

    (d) The Fee payable pursuant to Section 8.03(b) shall be paid within one business day after the first to occur of the events described in Section 8.03(b)(i), (ii), (iii) and (iv).

                                   ARTICLE IX
                               GENERAL PROVISIONS

    SECTION 9.01. EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Except as otherwise provided in this Section 9.01, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.01, as the case may be, except that the agreements set forth in Section 6.08 shall survive the Effective Time indefinitely and those set forth in Section 8.03 shall survive termination indefinitely. The Confidentiality Agreement shall survive termination of this Agreement as provided therein.

    SECTION 9.02. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address shall be effective upon receipt) or sent by electronic transmission, with confirmation received, to the telecopy number specified below:

       (a) If to Parent or Merger Sub:
          Silicon Graphics, Inc.
          2011 North Shoreline Boulevard
          Mail Stop 710
          Mountain View, California 94043-1389
          Telecopier No.: (415) 965-1586
          Attention: Legal Services

       With a copy to:
          Shearman & Sterling
          555 California Street, Suite 2000
          San Francisco, CA 94104
          Telecopier No.: (415) 616-1199
          Attention: Michael J. Kennedy, Esq.

       (b) If to the Company:
          Cray Research, Inc.
          Cray Research Park
          665A Lone Oak Drive
          Eagan, Minnesota 55121
          Telecopier No.: (612) 683-7199
          Attention: General Counsel

       With a copy to:
          Proskauer Rose Goetz & Mendelsohn LLP
          1585 Broadway
          New York, NY 10036
          Telecopier No.: (212) 969-2900
          Attention: Daniel R. Kaplan, Esq.

    SECTION 9.03.   CERTAIN DEFINITIONS.   For purposes of  this Agreement,  the
term:

        (a) "AFFILIATES" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person; including, without limitation, any partnership or joint venture in which the first mentioned person (either alone, or through or together with any other subsidiary) has, directly or indirectly, an interest of 10 percent or more;

        (b) "BENEFICIAL OWNER" with respect to any shares of Company Common Stock, means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

        (c) "BUSINESS DAY" means any day other than a day on which banks in San Francisco are required or authorized to be closed;

        (d) "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

        (e) when used in connection with the Company or any of its subsidiaries, or Parent or any of its subsidiaries, as the case may be, the term "MATERIAL ADVERSE EFFECT" means any change or effect that, individually or when taken together with all other such changes or effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, operations, condition (financial or otherwise), assets (including intangible assets) or liabilities (including, without limitation, contingent liabilities) or prospects of the Company and its subsidiaries or Parent and its subsidiaries, as the case may be, in each case taken as a whole;

        (f)     "PERSON"   means  an   individual,   corporation,   partnership,
    association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

        (g) "SUBSIDIARY" or "SUBSIDIARIES" of the Company, the Surviving Corporation, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

    SECTION 9.04. AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; PROVIDED, HOWEVER, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

    SECTION 9.05. WAIVER. At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

    SECTION 9.06. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    SECTION 9.07. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

    SECTION 9.08. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Agreement), both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

    SECTION 9.09. ASSIGNMENT, MERGER SUB. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Merger Sub may assign all or any of their rights hereunder to any affiliate provided that no such assignment shall relieve the assigning party of its obligations hereunder.

    SECTION 9.10. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied (including, without limitation, Section 6.07 hereof), is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.08 (which is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties).

    SECTION 9.11. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

    SECTION  9.12.   GOVERNING LAW.   THIS AGREEMENT  SHALL BE  GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE.

    SECTION 9.13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

    SECTION 9.14. WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

    IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          SILICON GRAPHICS, INC.
                                          By        /s/ Thomas A. Jermoluk

                                             -----------------------------------
                                             Name: Thomas A. Jermoluk
                                             Title:  President and Chief
                                             Operating Officer

                                          C ACQUISITION CORPORATION
                                          By        /s/ Thomas A. Jermoluk

                                             -----------------------------------
                                             Name: Thomas A. Jermoluk
                                             Title:  President

                                          CRAY RESEARCH, INC.
                                          By        /s/ J. Phillip Samper

                                             -----------------------------------
                                             Name: J. Phillip Samper
                                             Title:  Chairman and Chief
                                             Executive Officer

                                                                         ANNEX A

                            CONDITIONS TO THE OFFER

    Notwithstanding any other provision of the Offer, subject to the terms of the Merger Agreement, Merger Sub shall not be required to accept for payment or pay for any Shares tendered pursuant to the Offer, and may terminate or amend the Offer and may postpone the acceptance for payment of and payment for Shares tendered, if (i) the Minimum Condition shall not have been satisfied, (ii) any applicable waiting period under the HSR Act shall not have expired or been terminated prior to the expiration of the Offer, or (iii) at any time on or after the date of this Agreement, and prior to the acceptance for payment of Shares, any of the following conditions shall exist:

        (a) there shall have been instituted or be pending or threatened any action or proceeding by any governmental or quasi-governmental authority or agency, domestic or foreign, before any court or governmental, administrative or regulatory authority or agency, of competent jurisdiction, domestic or foreign, (i) challenging or seeking to make illegal, materially delay or otherwise directly or indirectly restrain or prohibit or make materially more costly the making of the Offer, the acceptance for payment of, or payment for, any Shares by Parent, Merger Sub or any other affiliate of Parent, or the consummation of any other Transaction, or seeking to obtain material damages in connection with any Transaction; (ii) seeking to prohibit or limit materially the ownership or operation by the Company, Parent or any of their subsidiaries of all or any material portion of the business or assets of the Company, Parent or any of their subsidiaries, or to compel the Company, Parent or any of their subsidiaries to dispose of or hold separate all or any material portion of the business or assets of the Company, Parent or any of their subsidiaries, as a result of the Transactions; (iii) seeking to impose or confirm material limitations on the ability of Parent, Merger Sub or any other affiliate of Parent to exercise effectively full rights of ownership of any Shares, including, without limitation, the right to vote any Shares acquired by Merger Sub pursuant to the Offer or otherwise on all matters properly presented to the Company's stockholders, including, without limitation, the approval and adoption of this Agreement and the transactions contemplated hereby; (iv) seeking to require divestiture by Parent, Merger Sub or any other affiliate of Parent of any Shares; or (v) which otherwise has a Material Adverse Effect or which is reasonably likely to materially adversely affect the business, operations, properties, condition (financial or otherwise), assets or liabilities (including, without limitation, contingent liabilities) or prospects of the Company or Parent;

        (b) there shall have been any action taken, or any statute, rule, regulation, legislation, interpretation, judgment, order or injunction enacted, entered, enforced, promulgated, amended, issued or deemed applicable to (i) Parent, the Company or any subsidiary or affiliate of Parent or the Company or (ii) any Transaction, by any legislative body, court, government or governmental, administrative or regulatory authority or agency, domestic or foreign, other than the routine application of the waiting period provisions of the HSR Act to the Offer or the Merger, which is reasonably likely in the good faith judgment of the Parent to result, directly or indirectly, in any of the consequences referred to in clauses
    (i) through (v) of paragraph (a) above;

        (c) after February 25, 1996, there shall have occurred any change, condition, event or development that has a Material Adverse Effect on the Company;

        (d) there shall have occurred (i) any general suspension of, or limitation on prices for, trading in securities on the NYSE, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) a commencement of a war or armed hostilities or other national or international crisis directly or indirectly involving the United States or (iv) in the case of any of the foregoing existing on the date hereof, in the good faith judgment of the Parent a material acceleration or worsening thereof;

        (e) (i) it shall have been publicly disclosed or Merger Sub shall have otherwise learned that beneficial ownership (determined for the purposes of this paragraph as set forth in Rule 13d-3 promulgated under the Exchange
    Act) of 20% or more of the then outstanding Shares has been acquired by any person, other than Parent or any of its affiliates or (ii) (A) the Board or any committee thereof shall have withdrawn or modified in a manner adverse to Parent or Merger Sub the approval or recommendation of the Offer, the Merger or the Merger Agreement, or approved or recommended any takeover proposal or any other acquisition of Shares other than the Offer and the Merger or (B) the Board or any committee thereof shall have resolved to do any of the foregoing;

        (f) any representation or warranty of the Company in the Merger Agreement which is qualified as to materiality shall not be true and correct or any such representation or warranty that is not so qualified shall not be true and correct in any material respect, in each case as if such representation or warranty was made as of such time on or after the date of the Merger Agreement, except for (i) changes contemplated by the Merger Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date) and (iii) where the failure to be true and correct would not have a Material Adverse Effect on the Company;

        (g) the Company shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under the Merger Agreement;

        (h) the Merger Agreement shall have been terminated; or

        (i) Merger Sub and the Company shall have agreed that Merger Sub shall terminate the Offer or postpone the acceptance for payment of or payment for Shares thereunder;

which, in the reasonable good faith judgment of Merger Sub in any such case, and regardless of the circumstances (including any action or inaction by Parent or any of its affiliates) giving rise to any such condition, makes it inadvisable to proceed with such acceptance for payment or payment.

    The foregoing conditions are for the sole benefit of Merger Sub and Parent and may be asserted by Merger Sub or Parent regardless of the circumstances giving rise to any such condition or may be waived by Merger Sub or Parent in whole or in part at any time and from time to time in their sole discretion. The failure by Parent or Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances; and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                                                         ANNEX B

                            CERTAIN EMPLOYEE MATTERS
                            POLICIES AND PROCEDURES

I.         GENERAL:                 In general, the Surviving Corporation shall offer severance benefits as provided in the Cray Research, Inc. 1995 Amended and Restated Severance Pay Plan for Cray Research, Inc. (the
                                    "EXISTING PLAN").

II.        BASE PAYMENTS:           Employees whose employment is terminated for one of the
                                    reasons described in Section III (ii) below shall be entitled to the following payments:

                                    (i)  EXECUTIVE OFFICERS (defined as Robert H. Ewald, Laurence
                                    L. Betterley, Irene M. Qualters and Michael R. Dungworth)
                                         shall be entitled to a lump sum cash payment equal to two
                                         times such Executive Officer's Base Pay;

                                    (ii)  OFFICERS AND OFFICER EQUIVALENTS (defined consistent with the Company's existing internal designation consisting of approximately 50 people) shall be entitled to a lump sum
                                          cash payment equal to one times such Officer's and
                                          Officer Equivalent's Base Pay; and

                                    (iii)  ALL OTHER EMPLOYEES (including part-time employees)
                                    shall be entitled to a lump sum cash payment calculated and payable pursuant to Section C of the Existing Plan
                                           plus, to the extent consistent with the Company's most
                                           recent reduction in force, an additional per individual
                                           payment not to exceed two months' Base Pay agreed upon
                                           by Parent and the Company acting reasonably and in good
                                           faith.

III.       OTHER BENEFITS:          Other severance benefits shall be offered as provided in the
                                    Existing Plan (including, without limitation, payment for
                                    accrued and unused personal time), subject to the following:

                                    (i)  in all cases where relevant, the provision of health, life, disability and COBRA benefits (provided that, for the purposes of COBRA, Parent shall pay for three months of
                                         the employee's portion of the cost of such terminated
                                         employee's medical insurance prior to the date of such
                                         employee's termination) as offered by Parent to its
                                         employees shall be deemed to satisfy the requirements of
                                         the Existing Plan; and

                                    (ii)  termination shall mean elimination of a person's job, termination without cause and resignation for "good
                                          reason," which shall include only the following: (i) 15%
                                          or more reduction in a person's Base Pay or (ii)
                                          relocation more than 35 miles from a person's then
                                          current work location.

IV.        PERFORMANCE              These policies and procedures shall not apply to terminations
           EVALUATIONS:             in connection with normal cause performance evaluations.

V.         BASE PAY:                Means all regular straight time earnings, exclusive of payment for overtime, shift premiums, incentive compensation,
                                    incentive payments, bonuses, commissions or other
                                    compensation.

VI.        COMMUNICATIONS:          Between the date hereof and consummation of the Offer, Parent and Company shall co-ordinate communications regarding these policies and procedures to Company employees

                                                                         ANNEX C

                          FORM OF AFFILIATE AGREEMENT

                                                                          , 1996

Silicon Graphics, Inc.
2011 N. Shoreline Blvd.
Mail Stop 710
Mountain View, CA 94043-1389
Attention: Legal Services
Ladies and Gentlemen:

    Pursuant to the terms of the Agreement and Plan of Merger dated as of February 25, 1996 (the "AGREEMENT"), among Silicon Graphics, Inc., a Delaware corporation ("PARENT"), C Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Parent ("MERGER SUB"), and Cray Research, Inc., a Delaware corporation (the "COMPANY"), Parent will acquire the Company through the merger of Merger Sub with and into the Company (the "MERGER"). Subject to the terms and conditions of the Agreement, at the Effective Time (as defined in the Agreement), outstanding shares of the common stock, par value $1.00 per share, of the Company ("COMPANY COMMON STOCK") will be converted into the right to receive shares of the common stock, par value $0.001 per share, of Parent ("PARENT COMMON STOCK"), and, in certain events, cash on the basis described in the Agreement.

    The undersigned has been advised that as of the date hereof he, she or it may be deemed to be an "affiliate" of the Company, as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "ACT").

    The undersigned understands that the representations, warranties and covenants set forth herein will be relied upon by Parent, stockholders of Parent, the Company, other stockholders of the Company and their respective counsel and accountants.

    The undersigned represents and warrants to and agrees with Parent that:

     1. The undersigned has full power to execute and deliver this Affiliate Agreement and to make the representations and warranties herein and to perform its obligations hereunder.

     2. The undersigned has carefully read this letter and the Agreement and discussed its requirements and other applicable limitations upon his, her or its ability to sell, transfer or otherwise dispose of Parent Common Stock to the extent the undersigned felt necessary, with his, her or its counsel or counsel for the Company.

     3. The undersigned shall not make any sale, transfer or other disposition of Parent Common Stock in violation of the Act or the Rules and Regulations.

     4. The undersigned has been advised that the issuance of shares of Parent Common Stock to the undersigned in connection with the Merger has been or will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, since at the time the Merger was or will be submitted for a vote of the stockholders of the Company the undersigned may be deemed to have been an affiliate of the Company and the distribution by the undersigned of any Parent Common Stock has not been registered under the Act, the undersigned may not sell, transfer or otherwise dispose of Parent Common Stock issued to the undersigned in the Merger unless
(i) such sale, transfer or other disposition has been registered under the  Act,
(ii) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

     5. Parent is under no obligation to register the sale, transfer or other disposition of Parent Common Stock by the undersigned or on his, her or its behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

     6. Stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Common Stock and that there will be placed on the certificates for the Parent Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED FEBRUARY 25, 1996 BETWEEN THE REGISTERED HOLDER HEREOF AND SILICON GRAPHICS, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF SILICON GRAPHICS, INC."

     7. Unless the transfer by the undersigned of his, her or its Parent Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Parent reserves the right to put the following legend on the certificates issued to any transferee of the undersigned:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY
    DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

     8. The legends set forth in paragraphs 6 and 7 above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Parent a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Parent, to the effect that such legend is not required for purposes of the Act.

     9. The undersigned is the beneficial owner of (i.e., has sole or shared voting or investment power with respect to) all the shares of Company Common Stock and options to purchase Company Common Stock indicated on the last page hereof (the "Company Securities"). Except for the Company Securities, the undersigned does not beneficially own any shares of Company Common Stock or any other equity securities of the Company or any options, warrants or other rights to acquire any equity securities of the Company.

    10. The undersigned intends to vote all Company Common Stock held by him or her on the record date for the stockholders' meeting to be held to consider the Merger in favor of the Merger.

    11. The undersigned will not exercise dissenters' rights in connection with the Merger.

                    NUMBER OF SHARES OF COMPANY COMMON STOCK
                     BENEFICIALLY OWNED BY THE UNDERSIGNED:

                            ------------------------

                    NUMBER OF SHARES OF COMPANY COMMON STOCK
               SUBJECT TO OPTIONS, OR ISSUABLE UPON CONVERSION OF
         CONVERTIBLE DEBENTURES, BENEFICIALLY OWNED BY THE UNDERSIGNED:

                            ------------------------

                                          Very truly yours,
                                          --------------------------------------
                                          (print name of stockholder)

                                          By:
                                          --------------------------------------
                                              Name:
                                             Title:
                                             (if applicable)

Accepted this     day of
               , 1996, by
SILICON GRAPHICS, INC.

By:
------------------------------------------
Name:
Title: